Exhibit 31.2

CERTIFICATION PURSUANT TO

Rule 13a-14(a) or Rule 15d-14(a) of Chief Financial Officer

I, Daniel M. Behrendt, certify that:

1.	I have reviewed this annual report on Form 10-K as amended by Amendment No. 1 of TASER International, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 15, 2012	By:	/s/ Daniel M. Behrendt
Daniel M. Behrendt
Chief Financial Officer